Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of BancFirst Corporation for the registration of Common Stock, of our reports dated February 28, 2025, with respect to the consolidated financial statements of BancFirst Corporation and the effectiveness of internal control over financial reporting, included in the Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Forvis Mazars, LLP

Oklahoma City, Oklahoma

August 5, 2025